CONSENT

This Consent is made and entered into as of April 18, 2023, by and between Ocean Biomedical, Inc., a Delaware corporation, ("**Ocean**"), and White Lion Capital LLC, a Nevada limited liability company ("**White Lion**").

Background

Ocean and White Lion are parties to a certain Common Stock Purchase Agreement dated September 7, 2022 (the "**Stock Purchase Agreement**"). Capitalized terms not defined herein shall have the meaning given to them in the Stock Purchase Agreement.

In the Stock Purchase Agreement, Ocean and White Lion agreed that '"**Commitment Shares**" means a number of duly authorized, validly issued, fully paid and non-assessable Shares equal to the quotient obtained by dividing (i) $750,000 and (ii) the VWAP of the Common Stock on the Commitment Shares Determination Date."'

Ocean and White Lion wish to consent that the number of Commitment Shares to be duly authorized, validly issued, fully paid and non-assessable to White Lion pursuant to the Stock Purchase Agreement shall be 75,000 Shares of Common Stock.

Now, therefore, the parties agree as follows:

Agreement

1. Notwithstanding any terms or conditions in the Stock Purchase Agreement to the contrary, the number of Commitment Shares to be duly authorized, validly issued, fully paid and non-assessable to White Lion pursuant to the Stock Purchase Agreement shall be 75,000 Shares of Common Stock.

2. This Consent is limited to the specific matters described above and shall not be deemed to be a consent to or modification of any other matter, including without limitation, any failure to comply with any other provision of the Stock Purchase Agreement or a default or any event of default, whether now in existence or subsequently arising.

3. Except as provided herein, the parties hereby confirm and ratify the Stock Purchase Agreement and its terms in all respects.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date set forth above.

WHITE LION CAPITAL LLC

By: ______________________________
Name: YASH THUKRAL
Title: MANAGER

OCEAN BIOMEDICAL, INC.

DocuSigned by:
By: Chirinjeev Kathuria
3875E283A8D0427...
Name: Chirinjeev Kathuria
Title: Executive Chairman